STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into on October 30, 2013, by and between Brownie’s Marine Group, Inc., a Nevada corporation (the “Company”) and Mikkel Pitzner (“Optionee”).

RECITALS

WHEREAS, the Company has agreed to issue options to purchase shares of common stock of the Company to Optionee pursuant to that certain Loan Agreement dated even herewith (the “Loan Agreement”).

NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants, bargains, sells, conveys and delivers unto Optionee an option (the “Option”) to purchase One Million Eight Hundred Two Thousand Five Hundred Sixty-Five (1,802,565) shares of the Company’s common stock (the “Option Shares”), exercisable at the time and in the manner set forth below.

1.1. Option Price. The price that Optionee shall pay for the Option Shares in the exercise of the Option shall be One Cent ($0.01) per share (the “Option Price”), as adjusted.

1.2. Option Period. The Option may be exercised at any time and from time to time commencing on the effective date of the Loan Agreement and ending two (2) years from the date hereof (the “Option Period”).

1.3. Vesting of Option. This right to purchase the Option Shares is immediately vested.

1.4. Exercise of Option. The Option to acquire the Option Shares may be exercised by Optionee during the Option Period by delivery to the Company of the Option Price in certified or good funds or other funds as accepted by the Company, along with a written notice, substantially in the Exercise Form attached hereto, indicating that Optionee is electing to exercise the Option to acquire the Option Shares. This Option may also be exercised at such time by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for the number of Option Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing price on the trading day immediately preceding the date of such election;

(B) = the Option Price of the Options as adjusted; and

(X) = the number of Option Shares issuable upon exercise of the Option in accordance with the terms of this Option.

2. Termination of Option. To the extent not exercised, the Option shall terminate upon the end of the Option Period.

3. Securities Laws. The Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the “Act”). The Company has no obligations to ever register the Option or the Option Shares. All shares of common stock acquired upon the exercise of the Option shall be “restricted securities” as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactory in form and substance to the Company that such registration is not required.

4. Reclassification, Consolidation or Merger. If and to the extent that the number of issued common shares of the Company shall be increased or reduced by a change in par value, combination, subdivision, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to Option and the Option Price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits, which he did not have under the old Option.

5. Rights Prior to Exercise of Option. The Option is nontransferable by Optionee without prior consent of the Company, and during Optionee’s lifetime is exercisable only by Optionee. In the event of Optionee’s death, his personal representative may exercise the Option as to any Option Shares not previously exercised during his lifetime until the end of the Option Period. Optionee shall have no rights as a shareholder in the Option Shares until payment of the Option Price and delivery to him of such shares as herein provided.

6. Consultation With Counsel. The Optionee has consulted with such independent legal counsel or other advisory he deems appropriate to assist him in the consummation of this Agreement.

7. Notices. All notices, waivers, demands and instructions given in connection with this Agreement shall be made in writing, with a copy to each party, and shall be deemed to have been duly given and delivered (a) five (5) days after posting if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid, or (b) upon receipt if sent by overnight courier maintaining records of receipt by addresses, by hand or by telecopy, with the original notice being sent the same day by one of the foregoing methods, addressed provided under the Loan Agreement (or to such other address as a party may from time to time designate by notice to all other parties as aforesaid).

8. Further Assurances. Each of the parties hereto shall execute such other instruments, documents and papers and shall take such further actions, as may be reasonably required or appropriate to carry out the provisions hereof.

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9. Entire Agreement. This Agreement constitutes the full and complete understanding of the parties with respect to its subject matter, is an exclusive statement of the terms and conditions of their agreement in relation hereto, and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties with respect hereto.

10. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Florida without regard to any conflict-of-laws provisions to the contrary. All questions concerning the construction, validity, enforcement and interpretation of this Option shall be determined in accordance with the provisions of the Loan Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same instrument.

12. Effectiveness. This Agreement shall be deemed effective upon the Effective Date of the Loan Agreement (as defined therein).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

BROWNIE’S MARINE GROUP, INC.

By:  /s/ROBERT CARMICHAEL

Name:  Robert Carmichael

Its:   Chief Executive Officer

OPTIONEE:

/s/MIKKEL PITZNER

Mikkel Pitzner

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EXERCISE FORM

Brownie’s Marine Group, Inc.

940 N.W. 1st Street

Fort Lauderdale, Florida 33311

The undersigned, pursuant to the provisions set forth in the attached Option, hereby irrevocably elects to purchase (check applicable box):

☐ __________ shares of the Common Stock covered by such Option; or

☐	the maximum number of shares of Common Stock covered by such Option pursuant to the cashless exercise procedure set forth in the Option.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Option, which is $_________. Such payment takes the form of (check applicable box or boxes):

☐	$___________ in lawful money of the United States; and/or

☐	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 1.4 to exercise this Option with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 1.4.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________________________________, whose address is _______________________________________________.

The undersigned requests and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Option shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as
Specified on the face of the Option)

(Address)